Exhibit 5.1

Dentons Durham Jones Pinegar P.C.
111 South Main Street, Suite 2400
Salt Lake City, Utah 84111
United States

dentons.com

September 28, 2023

Genasys Inc.
16262 West Bernardo Drive
San Diego, California 92127

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the offering by Genasys Inc., a Delaware corporation (the “Company”), of 5,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), including up to 750,000 shares that may be sold pursuant to the exercise of an option to purchase additional shares of common stock of the Company, each pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-274161) (the “Registration Statement”), filed by the Company on August 23, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement related to the Shares to be filed by the Company with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (together with the Base Prospectus, the “Prospectus”).

We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Prospectus and pursuant to a underwriting agreement to be entered into by and between the Company and Roth Capital Partners, LLC, as representative of the several underwriters, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed on or about September 28, 2023 by the Company with the Commission for incorporation by reference into the Registration Statement (the “Underwriting Agreement”).

We are acting as counsel for the Company in connection with the sale of the Shares by the Company. In such capacity, we have examined the Registration Statement (including exhibits thereto), the Prospectus and the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when such Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, to be filed on or about September 28, 2023, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons Durham Jones Pinegar P.C.

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